United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 30, 2020

Date of Report (Date of earliest event reported)

Mountain Crest Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39312	37-1958714
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 West 43rd Street, 12th Floor, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 493-6558

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value (the “Common Stock”), and one right	MCACU	The Nasdaq Stock Market LLC
Common Stock included as part of the units	MCAC	The Nasdaq Stock Market LLC
Rights included as part of the units, each to receive one-tenth (1/10) of one share of Common Stock	MCACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On September 30, 2020, Mountain Crest Acquisition Corp., a Delaware corporation (“MCAC”) entered into an agreement and plan of merger (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among MCAC, MCAC Merger Sub Inc., a wholly-owned subsidiary of MCAC (“Merger Sub”), Suying Liu (solely with respect to Section 7.2 and Article XI of the Merger Agreement) and Playboy Enterprises, Inc. (“PEI”).

The Merger Agreement was unanimously approved by MCAC’s board of directors on September 21, 2020. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into PEI (the “Merger”) with PEI surviving the merger as a wholly owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”

Consideration

Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of PEI common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of PEI debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC common stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC common stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less. The Closing Payment Shares, plus any such Net Debt adjustment shall be referred to herein as the “Merger Consideration.”

No later than two business days prior to the anticipated closing date of the Merger (the “Closing Date”), PEI shall deliver to MCAC a stockholder allocation schedule setting forth each stockholder, optionholder and RSU (as defined in the Merger Agreement) holder as of the closing, and such stockholder’s, optionholder’s and RSU holder’s respective percentage of the Merger Consideration. Prior to the effective time to the Merger (the “Effective Time”), the PEI options and RSUs that are outstanding as of immediately prior to the Effective Time shall accelerate and fully vest. At the Effective Time, by virtue of the Merger (defined herein) and without any further action on the part of MCAC, Merger Sub or PEI, each share of PEI common stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the stockholders in accordance with the stockholder allocation schedule. Each outstanding PEI option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of MCAC’s common stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, and contingent upon the occurrence of the Effective Time, all RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such number of shares of MCAC common stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU Holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. No certificates or scrip representing fractional shares of MCAC’s common stock will be issued pursuant to the Merger. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Merger.

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MCAC Post-Closing Board of Directors and Executive Officers

Immediately following the closing, MCAC’s board of directors will consist of no more than five directors, of which MCAC has the right to designate one director and the remaining four directors will be designated by PEI. At the closing, all of the executive officers of MCAC shall resign and the individuals serving as executive officers of MCAC immediately after the closing will be the same individuals (in the same offices) as those of PEI immediately prior to the closing.

Stockholder Approval

MCAC shall prepare and file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), and call a special meeting of its holders of MCAC common stock to vote at the meeting (the “Special Meeting”). The holders of a majority of the voting power of MCAC’s common stock present in person or by proxy and entitled to vote at the Special Meeting must approve the Merger Agreement, the Business Combination and certain other actions related thereto.

Representations and Warranties; Covenants

MCAC, Merger Sub and PEI have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants with respect to the conduct of MCAC and PEI prior to the closing of the Business Combination. The parties have also agreed to customary “no shop” obligations. The representations and warranties of MCAC, Merger Sub and PEI will not survive the closing of the Merger.

Closing Conditions

The closing of the Business Combination is subject to certain customary conditions of the respective parties, including, among other things, that: (i) Stockholder Approval shall have been received; (ii) there shall have been no Material Adverse Effect (as defined in the Merger Agreement) with respect to PEI since the date of the Merger Agreement; (iii) the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or terminated; (iv) MCAC shall have at least $5,000,001 of net tangible assets immediately following the closing (after giving effect to the redemption of public shares by MCAC’s public stockholders); (v) MCAC shall have received at least $50 million of cash at the closing of the Business Combination pursuant to the Subscription Agreements (as defined below), (vi) MCAC shall have at least $15 million of cash held in its trust account after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Business Combination and the payment of MCAC’s and PEI’s outstanding transaction expenses as contemplated by the Merger Agreement, including payment of deferred underwriting fees owed by MCAC; (vii) MCAC’s initial listing application in connection with the Transactions (as defined in the Merger Agreement) shall have been approved by The Nasdaq Capital Market (“Nasdaq”) so that immediately following the Merger, MCAC satisfies any applicable initial and continuing listing requirements of Nasdaq, (viii) certain PEI stockholders shall have delivered a lock-up agreement, (ix) MCAC and the PEI stockholders shall have entered into a registration rights agreement to register the Merger Consideration, and (x) the investor rights agreement and voting agreement shall have been executed and delivered.

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Termination

The Merger Agreement may be terminated by MCAC or PEI under certain circumstances, including, among others, (i) by mutual written consent of MCAC and PEI, (ii) by either MCAC or PEI if the closing of the Business Combination has not occurred on or before March 31, 2021, (iii) by MCAC or PEI if MCAC has not obtained Stockholder Approval, or (iv) if PEI has not timely delivered written consent of the PEI stockholders to the Merger Agreement.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is incorporated by reference in this report.

Additional Agreements to be Executed at the Signing of the Merger Agreement

PIPE Subscription Agreements and PIPE Registration Rights Agreement

MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreement”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement to close immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of MCAC common stock for $10.00 per share (the “PIPE Shares”).

Pursuant to the PIPE Registration Rights Agreement, MCAC agreed to file (at MCAC’s sole cost and expense) a registration statement registering the resale of the shares of common stock to be purchased in the private placement (the “PIPE Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) no later than the 5th calendar day following the date the MCAC first files the Proxy Statement with the SEC. MCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that MCAC has cleared comments with the SEC on the Proxy Statement, but no later than the 60th calendar day following the closing date (or, in the event the SEC notifies MCAC that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date hereof) (the “Effectiveness Date”).

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Under certain circumstances, additional payments by MCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the closing date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) MCAC fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”) and the PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12) month anniversary of the closing and ending at such time that all of the PIPE Shares may be sold without the requirement for MCAC to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by MCAC will accrue on the applicable PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreement).

The foregoing description of the Subscription Agreement and the PIPE Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the form of the Subscription Agreement and the PIPE Registration Rights Agreement filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Support Agreement

In connection with the execution of the Merger Agreement, Sunlight Global Investment LLC (the “Sponsor”), Suying Liu, Dong Liu and MCAC’s officers and directors (the “MCAC Affiliates”) each entered into a support agreement (the “Support Agreement”) with PEI, pursuant to which each of the MCAC Affiliates agree to vote all shares of MCAC common stock beneficially owned by them in favor of each of the proposals to be presented at the Special Meeting, to use their reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Merger Agreement.

 The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the form of Support Agreement, a copy of which is included as Exhibit A to the Merger Agreement, filed as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

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Stock Purchase Agreement

In connection with the execution of the Merger Agreement, MCAC, Sponsor, Suying Liu and PEI entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which PEI purchased 700,000 shares of MCAC common stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall cause the Initial Shares to be transferred on the books and records of MCAC to PEI upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s organizational documents). In the event of a Compliance Failure (as defined in the Merger Agreement) under the Merger Agreement that is not cured, upon PEI’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s organizational documents), up to $1,000,000 in shares of MCAC common stock held by Mr. Liu shall be transferred to PEI (the “Balance Shares”). In the event that the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Mr. Liu shall transfer additional shares of MCAC common stock to PEI in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the MCAC’s common stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s organizational documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or if the Balance Shares have been issued at least $5,445,000).

Additional Agreements to be Executed at Closing

The Merger Agreement provides that, upon consummation of the Transactions, MCAC will enter into the following additional agreements.

MCAC Amended and Restated Registration Rights Agreement

At the closing, MCAC will enter into an amended and restated registration rights agreement (the “MCAC Amended and Restated Registration Rights Agreement”) with certain existing stockholders of MCAC with respect to the shares of MCAC Common Stock they own at the closing, and the PEI stockholders of MCAC with respect to the Merger Consideration. The MCAC Amended and Restated Registration Rights Agreement will require MCAC to, among other things, file a resale shelf registration statement on behalf of the stockholders no later than 60 days after the closing of the Business Combination. The MCAC Amended and Restated Registration Rights Agreement will also provide certain demand registration rights and piggyback registration rights to the stockholders, subject to underwriter cutbacks and issuer blackout periods. MCAC will agree to pay certain fees and expenses relating to registrations under the MCAC Amended and Restated Registration Rights Agreement.

The foregoing description of the MCAC Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of MCAC Amended and Restated Registration Rights Agreement, a copy of which is included as Exhibit H to the Merger Agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K, and incorporated herein by reference.

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Investor Rights Agreement

At the closing, MCAC and RT-Icon Holdings LLC (“RT-Icon”) will enter into an Investor Rights Agreement pursuant to which, following the Closing Date, RT-Icon shall have the right, but not the obligation, to nominate to MCAC’s board of directors a number of designees equal to (i) three directors, if and so long as RT-Icon and its affiliates beneficially own, in the aggregate, 50% or more of the shares of Common Stock, (ii) two directors, in the event that RT-Icon and its affiliates beneficially own, in the aggregate, 35% or more, but less than 50%, of the shares of Common Stock and (iii) one director, in the event that RT-Icon and its affiliates beneficially own, in the aggregate, 15% or more, but less than 35%, of the shares of Common Stock (in each case, subject to proportional adjustment in the event that the size of MCAC’s board of directors is increased or decreased following the Closing Date). RT-Icon will also have the right to appoint the chairman of the board of directors so long as RT-Icon and its affiliates beneficially own, in the aggregate, 15% or more of the shares of common stock. The Investor Rights Agreement also provides RT-Icon with certain additional rights, based on its ownership levels, related to board committee memberships, board vacancies, size of the board of directors, and actions related to certain amendments to MCAC’s certificate of incorporation and bylaws.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the form of Investor Rights Agreement, a copy of which is included as Exhibit C to the Merger Agreement, filed as Exhibit 10.5 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-up Agreement

In connection with the closing, the PEI stockholders will each agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder, any shares of MCAC Common Stock held by it (such shares, the “Lock-up Shares”) immediately after the Effective Time, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such shares of MCAC Common Stock or securities convertible into or exercisable or exchangeable for MCAC Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the earlier of (i) the date that is 12 months after the Closing Date, and (ii) if, subsequent to the Closing Date, such date on which MCAC consummates a liquidation, merger, stock exchange or other similar transaction which results in all of its stockholders having the right to exchange their shares of MCAC Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the volume weighted average price of the shares of MCAC Common Stock equals or exceeds $14.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period, fifty percent (50%) of the Lock-up Shares shall be released from the lock-up to the holder.

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The foregoing description of the Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, a copy of which is included as Exhibit D to the Merger Agreement, filed as Exhibit 10.6 to this Current Report on Form 8-K, and incorporated herein by reference.

Director Voting Agreement

At the closing, MCAC shall enter into a director voting agreement (“Director Voting Agreement”) with certain of the PEI stockholders pursuant to which they shall each agree to vote all securities of MCAC owned by them in favor of MCAC’s designee in the election of the MCAC director until the second annual meeting of stockholders held after the Closing Date.

The foregoing description of the Director Voting Agreement is qualified in its entirety by reference to the full text of the form of Director Voting Agreement, a copy of the form of which is included as Exhibit J to the Merger Agreement, filed as Exhibit 10.7 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of MCAC to be issued in connection with the Merger and the PIPE Shares will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure

On October 1, 2020, MCAC and PEI issued a joint press release announcing the execution of the Merger Agreement and announcing that MCAC and PEI will hold an investor conference call on October 1, 2020 at 8:30 a.m. Eastern Time (the “Conference Call”). Attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference is the copy of the joint press release issued on October 1, 2020 by MCAC and PEI announcing the execution of the Merger Agreement.

Attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation that will be used by MCAC in making presentations to certain existing stockholders of MCAC and other persons with respect to the Transactions.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act , or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

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Important Information and Where To Find It

In connection with the proposed Business Combination described herein, MCAC intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A, including a preliminary proxy statement and a definitive proxy statement. Promptly after filing its definitive proxy statement with the SEC, MCAC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the transaction. INVESTORS AND STOCKHOLDERS OF MCAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MCAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAC, PEI AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by MCAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting the investor relations section of www.mcacquisition.com.

Participants in the Solicitation

MCAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MCAC’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in MCAC will be included in the proxy statement for the proposed Business Combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed Business Combination when available. Information about MCAC’s directors and executive officers and their ownership of MCAC common stock is set forth in MCAC’s prospectus, dated June 4, 2020, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the sources indicated above.

PEI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MCAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement for the proposed Business Combination.

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Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference herein (this “Current Report”) contain certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this Current Report regarding the proposed transactions contemplated by the Merger Agreement, including the benefits of the Merger, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Merger. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on MCAC’s and PEI’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against MCAC and PEI following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of MCAC and PEI, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on PEI’s business and/or the ability of the parties to complete the proposed Business Combination; (6) the inability to obtain or maintain the listing of MCAC’s shares of Common Stock on Nasdaq following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of PEI to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that MCAC or PEI may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to PEI; (13) risks related to the organic and inorganic growth of PEI’s business and the timing of expected business milestones; (14) the amount of redemption requests made by MCAC’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of MCAC for its initial public offering dated June 4, 2020 filed with the SEC and the proxy statement on Schedule 14A relating to the proposed Business Combination, including those under “Risk Factors” therein, and in MCAC’s other filings with the SEC. MCAC cautions that the foregoing list of factors is not exclusive. MCAC and PEI caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MCAC and PEI do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

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Item 9.01. Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp., MCAC Merger Sub Inc., Suying Liu and Playboy Enterprises, Inc.
10.1	Form of Subscription Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp. and certain institutional and accredited investors
10.2	Form of Registration Rights Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp. and certain institutional and accredited investors
10.3	Form of Support Agreement, dated as of September 30, 2020, by and among Playboy Enterprises, Inc., officers and directors of Mountain Crest Acquisition Corp., Sunlight Global Investment, LLC, Suying Liu and Dong Liu.
10.4	Form of Amended and Restated Registration Rights Agreement
10.5	Form of Investor Rights Agreement
10.6	Form of Lock-Up Agreement
10.7	Form of Director Voting Agreement
99.1**	Press Release dated October 1, 2020
99.2**	Investor Presentation dated October 1, 2020

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.
**	Furnished but not filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020

MOUNTAIN CREST ACQUISITION CORP

By:	/s/ Suying Liu
Name:	Suying Liu
Title:	Chief Executive Officer

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